Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to the Registration Statement of Omagine, Inc. on Form S-1 of my report dated May 16, 2012 (except as to Notes 1 and 10 which are dated January 22, 2013 ), appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C .

Michael T. Studer CPA P.C.
Freeport, New York
January 31 , 2013